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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              NEWSEDGE CORPORATION
                                       AT
                              $2.30 NET PER SHARE
                                       BY
                       INFOBLADE ACQUISITION CORPORATION,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                            THE THOMSON CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON TUESDAY, SEPTEMBER 18, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                 August 21, 2001

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated August 21, 2001 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by InfoBlade Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of The Thomson Corporation, a corporation organized under the laws of Ontario, Canada ("Thomson"), to purchase all outstanding shares of common stock, par value $0.01 per share ("Shares"), of NewsEdge Corporation, a Delaware corporation ("NewsEdge"), at a price of $2.30 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

    WE (OR OUR NOMINEE) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    YOUR ATTENTION IS DIRECTED TO THE FOLLOWING:

       1. The tender price is $2.30 per Share, net to you in cash, less any required withholding taxes and without interest;

       2.  The Offer is being made for any and all outstanding Shares;

       3. The Board of Directors of NewsEdge has unanimously determined that the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the stockholders of NewsEdge, and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer;

       4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, September 18, 2001, unless the Offer is extended;

       5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer at least majority of the Shares outstanding
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           on a fully diluted basis (including, without limitation, all Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants, or rights, but excluding options and warrants owned by certain selling stockholders who have entered into a stockholders agreement); and

       6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares pursuant to the Offer.

    If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              NEWSEDGE CORPORATION
                                       BY
                       INFOBLADE ACQUISITION CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 21, 2001, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by InfoBlade Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of The Thomson Corporation, a corporation organized under the laws of Ontario, Canada, to purchase any and all outstanding shares of common stock, par value $0.01 per share ("Shares"), of NewsEdge Corporation, a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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Number of Shares to be Tendered*:_______________________________________________

Date:___________________________________________________________________________

Signature(s):___________________________________________________________________

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________________________________________________________________________________
Please type or print name(s)

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________________________________________________________________________________
Please type or print address

________________________________________________________________________________
Area Code and Telephone Number

________________________________________________________________________________
Taxpayer Identification or Social Security Number

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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